News Release


UNISYS


Media Contact:     Jacqueline Lewis, 215-986-5204 jacqueline.lewis@unisys.com

Investor Contact:  Jim Kerr, 215-986-5795 jim.kerr@unisys.com




UNISYS ANNOUNCES FINAL THIRD-QUARTER 2005 FINANCIAL RESULTS; COMPANY TAKES $1.6 BILLION NON-CASH CHARGE FOR A DEFERRED TAX ASSET VALUATION ALLOWANCE

COMPANY DRIVES ACTION PLAN TO REFOCUS ITS BUSINESS MODEL FOR PROFITABLE GROWTH

BLUE BELL, Pa., November 9, 2005 - Unisys Corporation (NYSE: UIS) announced today its final third-quarter 2005 financial results. The company's preliminary results, issued on October 18, 2005, were updated to reflect the results of the completed review of its net deferred tax assets. This review resulted in the company recording an additional valuation allowance of $1.57 billion, or $4.62 per share. This non-cash charge does not affect the company's compliance with the financial covenants under its credit agreements.

"We conducted the review of our deferred tax assets and, given our recent operating losses, have reserved against all of our deferred tax assets in the U.S. and certain international subsidiaries," said Unisys President and CEO Joseph W. McGrath. "As we announced on October 18, Unisys is pursuing an aggressive series of actions to restructure its business model, focus on high-growth markets, and reduce its cost structure. I believe the plan we have put in place will enable us to significantly enhance our profitability over the coming years. As we generate taxable income in the future, these deferred tax assets could be realized over time."

Including the $1.57 billion non-cash charge, as well as the pre-tax charge of $10.7 million related to the company's cash tender for its 8 1/8% notes due 2006, the company reported a third-quarter 2005 net loss of $1.63 billion, or $4.78 per share. This compared with third-quarter 2004 net income of $25.2 million, or 7 cents per diluted share. The year-ago results included a net benefit of $8.2 million, or 2 cents per diluted share, from a tax benefit net of a charge for cost reduction actions.

After this increase in its valuation allowance, the company now has a full valuation allowance against its deferred tax assets for all of its U.S. operations and certain foreign subsidiaries. The increase to the valuation allowance was due to the company's assessment of a number of factors. These factors include its recent financial performance, its reduced 2005 financial expectations as communicated in the company's October 18, 2005 preliminary earnings release, and the impact over the short term of its recently announced plan to restructure its business model by divesting non-core businesses, reducing its cost structure, and focusing on high-growth core markets.

The company's plan to restructure its business model announced last month involves taking actions in the following areas:

* Focused investments. The company will focus its resources on high-growth market areas - outsourcing, open source/Linux, Microsoft solutions, and security - delivered through a vertical industry focus. Within its technology business, the company remains strongly committed to its ClearPath and ES7000 systems and will continue to invest in operating systems and software to drive continuous improvements in new features and capabilities.

* Divestitures. As it concentrates its resources on the areas discussed above, the company plans to divest non-strategic areas of the business and use the proceeds from such asset sales or divestitures to implement cost reduction actions, fund its core growth businesses, and pursue complementary tuck-in acquisitions.

* Cost reduction. The company plans to rightsize its cost structure to support its more focused business model and to improve margins. As a result of a series of actions in services delivery, research and development, and selling, general, and administrative areas, the company plans to reduce its headcount by 10% of its current workforce over the next year. Unisys expects to take cost restructuring charges of approximately $250 - $300 million through 2006 for these actions. These actions are expected to yield approximately $250 million of annualized cost savings on a run-rate basis by the end of 2007.

* Sales and marketing. The company continues to make significant changes to its sales and marketing programs to support its more focused model and drive profitable order and revenue growth. In the sales area, Unisys has recently significantly strengthened its business development skills by recruiting first-class sales management and personnel and by implementing high-impact training to more effectively manage relationships with large accounts and drive new business.

* Focused Alliances. The company is focused on driving profitable growth by expanding its activities with a select group of world-class information technology firms. Unisys recently signed a memorandum of understanding with NEC Corporation to negotiate a partnership to collaborate in technology research and development, manufacturing, and solutions delivery. The alliance would cover a number of areas of joint development and solutions delivery activities focusing on server technology, software, integrated solutions, and support services. Other focused alliance partners include Microsoft, Oracle, IBM, EMC, Intel, Dell, Cisco, and SAP.

Regarding the fourth quarter of 2005, the company previously gave earnings per share guidance, excluding pension expense and any possible impact of the planned actions, of between 10 to 15 cents per share, which equates to approximately $50 - $75 million of pre-tax income. The company is reiterating this fourth-quarter 2005 pre-tax income guidance. The earnings per share guidance assumed a tax rate of 32%. As a result of the change in the deferred tax asset valuation allowance, the company's fourth-quarter 2005 tax rate will change depending upon the geographic mix of income.

The company's final third-quarter 2005 financial results are discussed more fully in its Form 10-Q filed today with the Securities and Exchange Commission.

ABOUT UNISYS
Unisys is a worldwide technology services and solutions company. Our consultants apply Unisys expertise in consulting, systems integration, outsourcing, infrastructure, and server technology to help our clients achieve secure business operations. We build more secure organizations by creating visibility into clients' business operations. Leveraging Unisys 3D Visible Enterprise, we make visible the impact of their decisions-ahead of investments, opportunities and risks. For more information, visit www.unisys.com.

FORWARD-LOOKING STATEMENTS
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, contract values or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, the company's ability to divest non-strategic areas of the business and to use the proceeds as planned is dependent upon the market for these businesses and on the company's ability to sell them for an acceptable price. In addition, the estimated charges associated with planned cost-reduction actions are subject to change based upon the degree to which the company generates cash, the degree to which the company's financial covenants allow such charges, the location and length of service of the affected employees, the number of employees who leave the company voluntarily, and other factors. The anticipated cost savings associated with the planned headcount reductions are subject to the risk that the company may not implement the reductions as quickly or as fully as currently planned. The partnership with NEC is subject to completion of definitive agreements covering the matters outlined in the memorandum of understanding between the parties. The company's ability to realize the deferred tax assets will depend on its ability to generate future taxable income. Statements in this release regarding the expected effects of the company's focused investment and sales and marketing strategies are based on various assumptions, including assumptions regarding market segment growth, client demand and the proper skill set of and training for sales and marketing management and personnel, all of which are subject to change. Other risks and uncertainties that could affect the company's future results include general economic and business conditions; the effects of aggressive competition in the information services and technology markets on the company's revenues, pricing and margins and on the competitiveness of its product and services offerings; the level of demand for the company's products and services and the company's ability to anticipate and respond to changes in technology and customer preferences; the company's ability to grow outsourcing and infrastructure services and its ability to effectively and timely complete the related solutions implementations, client transitions to the new environment and work force and facilities rationalizations; the company's ability to effectively address its challenging outsourcing operations through negotiations or operationally and to fully recover the associated outsourcing assets; the company's ability to drive profitable growth in consulting and systems integration; the level of demand for the company's high-end enterprise servers; the company's ability to effectively rightsize its cost structure; the performance and capabilities of the company's alliance partners; the risks of doing business internationally and the potential for infringement claims to be asserted against the company or its clients. Additional discussion of these and other factors that could affect Unisys future results is contained in its periodic filings with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements

PRESENTATION OF INFORMATION IN THIS PRESS RELEASE
This release presents information that excludes pension expense. This financial measure is considered non-GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles. The company believes that this information will enhance an overall understanding of its financial performance due to the significant change in pension expense from period to period and the non-operational nature of pension expense. The presentation of the non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). A reconciliation of this non-GAAP measure to the most directly comparable GAAP measure accompanies this release.


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RELEASE NO: xxxx/xxxx  (See accompanying reconciliation)

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.

       UNISYS CORPORATION
                RECONCILATION OF GAAP TO NON-GAAP
             FORWARD-LOOKING ESTIMATED PRETAX INCOME
                            (Millions)

                                        Three
                                        Months
                                        Ending
                                      12/31/2005
                                      ----------

Pretax income -
   on a GAAP basis                      $5 - $30

Add back estimated pension expense            45
                                       ---------
Pretax income -
   on a NON-GAAP basis
   (excluding pension expense)         $50 - $75
                                       =========

NOTE: See section in press release entitled
"Forward-Looking Statements."